Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Fourth Quarter and Fiscal 2018

Results of Operations

Highlights

◾	Korn Ferry reports record annual fee revenue of $1,767.2 million, an increase of almost 13% year-over-year.

◾	Korn Ferry reports record fee revenue of $475.4 million in Q4 FY’18 an increase of 17% as compared to Q4 FY’17.

◾	Operating income was $63.3 million in Q4 FY’18 with an operating margin of 13.3%. Adjusted EBITDA was $74.6 million with an Adjusted EBITDA margin of 15.7%.

◾	Q4 FY’18 diluted earnings per share was $0.73 compared to diluted earnings per share of $0.47 in Q4 FY’17. Adjusted diluted earnings per share was $0.80 in Q4 FY’18, compared to Adjusted diluted earnings per share in Q4 FY’17 of $0.62.

◾	The Company declared a quarterly dividend of $0.10 per share on June 12, 2018 payable on July 13, 2018 to stockholders of record on June 26, 2018.

Los Angeles, CA, June 13, 2018 – Korn/Ferry International (NYSE: KFY), a global organizational consulting firm, today announced record fourth quarter and annual fee revenue of $475.4 million and $1,767.2 million, respectively.  In addition, fourth quarter diluted earnings per share and Adjusted diluted earnings per share were $0.73 and $0.80, respectively.  Adjusted diluted earnings per share for the fourth quarter excluded $4.5 million, or $0.07 per share, comprised of the impact of the United States Tax Cut and Jobs Act (“Tax Act”) and retention awards related to the Hay Group acquisition.

“I am pleased to report fee revenue of $475 million and strong profitability, with diluted earnings per share and Adjusted diluted earnings per share of $0.73 and $0.80 and Adjusted EBITDA of approximately $75 million during our recently completed fourth quarter.  We achieved the highest fiscal year fee revenue in our firm’s history – up 13% year over year,” said Gary D. Burnison, CEO of Korn Ferry. “We’ve come a long way on our journey and I’m excited about the future – to be the preeminent organizational consultancy.  Today’s Korn Ferry is all about synchronizing our clients’ strategy and talent to help them drive superior performance.  We are never more powerful than when we come together as one firm – to help companies design their organization, to offer expertise on how they compensate, develop and motivate their people and to find out who candidates are.  Korn Ferry has the proven expertise to transform individuals, teams, even entire organizations.  In the fiscal year ahead, we will continue to bring talent and organizational strategies to life and unlock the potential within global workforces.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$475.4	$406.1	$1,767.2	$1,565.5
Total revenue	$488.4	$419.6	$1,819.5	$1,621.7
Operating income	$63.3	$32.8	$203.9	$114.4
Operating margin	13.3%	8.1%	11.5%	7.3%
Net income attributable to Korn Ferry	$41.2	$26.9	$133.8	$84.2
Basic earnings per share	$0.74	$0.48	$2.39	$1.48
Diluted earnings per share	$0.73	$0.47	$2.35	$1.47

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$71.8	$49.5	$264.3	$173.9
EBITDA margin	15.1%	12.2%	15.0%	11.1%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$475.4	$406.1	$1,767.2	$1,569.1
Adjusted EBITDA (b)	$74.6	$60.1	$273.8	$235.0
Adjusted EBITDA margin (b)	15.7%	14.8%	15.5%	15.0%
Adjusted net income attributable to Korn Ferry	$45.6	$35.2	$154.6	$128.8
Adjusted basic earnings per share	$0.82	$0.62	$2.76	$2.27
Adjusted diluted earnings per share	$0.80	$0.62	$2.72	$2.24

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, net, integration/acquisition costs, separation costs and includes the FY’17 deferred revenue adjustment related to the acquisition of HG (Luxembourg) S.à.r.l (“Legacy Hay”)). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Income tax impact due to the enactment of the Tax Act	$2.2	$—	$13.6	$—
Restructuring charges, net	$—	$6.3	$0.1	$34.6
Integration/acquisition costs	$2.8	$3.7	$9.4	$22.4
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$—	$—	$3.5
Separation costs	$—	$0.6	$—	$0.6
Write-off of debt issuance costs	$—	$—	$—	$1.0

Fiscal 2018 Fourth Quarter Results

The Company reported record fee revenue in Q4 FY’18 of $475.4 million, an increase of $69.3 million or 17.1% (an increase of $51.7 million or 12.7% on a constant currency basis) compared to Q4 FY’17.  The organic growth was driven by all three lines of business:

Futurestep	31.4%
Executive Search	17.5%
Hay Group	12.1%

Fee revenue growth in the fourth quarter was partially offset by increased compensation and benefits as well as general and administrative expenses resulting in operating income and Adjusted EBITDA growing 93.0% and 24.1%, respectively, as compared to Q4 FY’17 and diluted earnings per share and Adjusted diluted earnings per share growing 55.3% and 29.0%, respectively, as compared to Q4 FY’17.

Fiscal 2018 Results

The Company reported record fee revenue in FY’18 of $1,767.2 million, an increase of $201.7 million or 12.9% (10.6% increase on a constant currency basis) compared to FY’17.  The organic growth was driven by all three lines of business:

Futurestep	22.1%
Executive Search	14.8%
Hay Group	8.4%

Operating income was $203.9 million in FY’18 with an operating margin of 11.5% as compared to $114.4 million and 7.3%, respectively, in FY’17.  This increase in operating income resulted from higher fee revenue and a decrease in restructuring charges, net offset by increases in compensation and benefits expense and in general and administrative expenses.

Adjusted EBITDA was $273.8 million in FY’18 with an Adjusted EBITDA margin of 15.5% compared to $235.0 million and 15.0%, respectively, in the year-ago period.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$190.7	$162.3	$709.0	$617.7
Total revenue	$195.4	$167.0	$727.3	$636.2
Operating income	$46.9	$30.6	$149.3	$124.3
Operating margin	24.6%	18.8%	21.0%	20.1%

Ending number of consultants	541	517	541	517
Average number of consultants	539	512	529	503
Engagements billed	3,876	3,530	9,808	9,008
New engagements (b)	1,590	1,525	6,325	5,933

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$48.6	$33.6	$158.6	$132.8
EBITDA margin	25.5%	20.7%	22.4%	21.5%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted EBITDA (c)	$48.6	$34.2	$158.9	$137.4
Adjusted EBITDA margin (c)	25.5%	21.1%	22.4%	22.2%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges, net	$—	$0.6	$0.3	$4.6

Fee revenue was $190.7 million in Q4 FY’18, an increase of $28.4 million or 17.5% (an increase of $22.5 million or 13.9% on a constant currency basis) compared to Q4 FY’17.  The overall increase in fee revenue was attributable to higher fee revenue in all regions.

Operating income was $46.9 million in Q4 FY’18 compared to $30.6 million in Q4 FY’17.  Operating margin was 24.6% in Q4 FY’18 compared to 18.8% in the year-ago quarter.  The increase in operating income was due to higher fee revenue, partially offset by an increase in compensation and benefits expense driven by a 4.8% increase in average headcount and performance related bonus expense.

Adjusted EBITDA was $48.6 million in Q4 FY’18 with an Adjusted EBITDA margin of 25.5% compared to $34.2 million and 21.1%, respectively, in the year-ago quarter.

Selected Hay Group Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$207.6	$185.1	$785.0	$724.2
Total revenue	$211.9	$188.7	$801.0	$741.5
Operating income	$28.4	$16.1	$100.9	$47.3
Operating margin	13.7%	8.7%	12.9%	6.5%

Ending number of consultants (b)	577	557	577	557
Staff utilization (c)	70%	69%	66%	67%

EBITDA Results (d):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$36.0	$24.3	$133.1	$79.9
EBITDA margin	17.3%	13.1%	17.0%	11.0%

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$207.6	$185.1	$785.0	$727.7
Adjusted EBITDA (d)	$38.7	$33.0	$142.0	$128.2
Adjusted EBITDA margin (d)	18.6%	17.8%	18.1%	17.6%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges (recoveries), net	$—	$5.7	$(0.2)	$29.7
Integration/acquisition costs	$2.7	$2.4	$9.2	$14.4
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$—	$—	$3.5
Separation costs	$—	$0.6	$—	$0.6

Fee revenue was $207.6 million in Q4 FY’18 compared to $185.1 million in Q4 FY’17, an increase of $22.5 million or 12.1% (7.3% on a constant currency basis) compared to the year-ago quarter.  The higher fee revenue was primarily driven by a $16.9 million increase in consulting services with the remaining increase of $5.6 million generated by the products business.

Operating income was $28.4 million in Q4 FY’18, resulting in an operating margin of 13.7% in the current quarter compared to 8.7% in the year-ago quarter.  Operating income increased by $12.3 million from operating income of $16.1 million in Q4 FY’17.  The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter and a $5.7 million decline in restructuring charges in the current quarter compared to the year-ago quarter, partially offset by an increase in compensation and benefits expense driven by a 4.6% increase in average consultant headcount in Q4 FY’18 compared to Q4 FY’17 and an increase in performance related bonus expense.

Adjusted EBITDA was $38.7 million in Q4 FY’18 with an Adjusted EBITDA margin of 18.6% compared to $33.0 million and 17.8%, respectively, in the year-ago quarter.

Selected Futurestep Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$77.1	$58.7	$273.2	$223.7
Total revenue	$81.0	$63.9	$291.2	$243.9
Operating income	$11.7	$8.1	$39.4	$30.0
Operating margin	15.1%	13.9%	14.4%	13.4%

Engagements billed (b)	1,313	1,095	3,423	2,800
New engagements (c)	809	576	2,982	2,193

EBITDA Results (d):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$12.5	$8.8	$42.6	$32.7
EBITDA margin	16.3%	15.0%	15.6%	14.6%

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted EBITDA (d)	$12.5	$8.8	$42.6	$32.8
Adjusted EBITDA margin (d)	16.3%	15.0%	15.6%	14.7%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges, net	$—	$—	$—	$0.1

Fee revenue was $77.1 million in Q4 FY’18, an increase of $18.4 million or 31.4% (26.7% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in recruitment process outsourcing and professional search of $11.0 million and $8.0 million, respectively, in Q4 FY’18 compared to Q4 FY’17.

Operating income was $11.7 million in Q4 FY’18, an increase of $3.6 million compared to Q4 FY’17 operating income of $8.1 million. Operating margin was 15.1% in the current quarter compared to 13.9% in the year-ago quarter.  The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter, partially offset by an increase in compensation and benefits expense driven by a 37.0% increase in average headcount in Q4 FY’18 compared to Q4 FY’17 and an increase in performance related bonus expense.

Adjusted EBITDA was $12.5 million during Q4 FY’18, an increase of $3.7 million compared to Q4 FY’17.  Adjusted EBITDA margin was 16.3% in Q4 FY’18 compared to 15.0% in the year-ago quarter.

Recent Developments

On June 12, 2018, the Company’s Board of Directors voted to approve a rebranding plan for the Company. This plan includes going to market under a single, master brand architecture, solely as Korn Ferry and sunsetting of all the Company’s sub-brands, including Futurestep, Hay Group and Lominger, among others. The Company is harmonizing under one brand to help accelerate the firm’s positioning as the preeminent organizational consultancy and bring more client awareness to its broad range of talent management solutions. The Hay Group back office was fully integrated as of the beginning of FY’18 and the Company then focused on its integrated go-to-market activities. This integrated go-to-market approach was a key driver in the 13% fee revenue growth in FY’18, which led to the decision to further integrate our go-to-market activities under one master brand – Korn Ferry. In the near term the Company will discontinue the use of all sub-brands. Two of the Company’s sub-brands, Hay Group and Lominger came to Korn Ferry through acquisitions. In connection with the accounting for these acquisitions, $106 million of the purchase price was allocated to indefinite lived tradename intangible assets. As a result of the decision to discontinue their use, the Company will take a one-time, non-cash intangible asset impairment charge of $106 million, or $79 million on an after-tax basis in Q1 FY’19.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

◾	Q1 FY’19 fee revenue is expected to be in the range of $450 million and $470 million; and

◾	Q1 FY’19 diluted loss per share is likely to range between ($0.74) to ($0.66).

On a consolidated adjusted basis:

◾	Q1 FY’19 Adjusted diluted earnings per share is expected to be in the range from $0.67 to $0.75.

	Q1 FY’19 Earnings (Loss) Per Share Outlook (1)
	Low	High
Consolidated diluted loss per share	$(0.74)	$(0.66)
Impairment charge	1.87	1.87
Retention bonuses	0.04	0.04
Tax rate impact	(0.50)	(0.50)

Consolidated Adjusted diluted earnings per share	$0.67	$0.75

(1)	Consolidated Adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 8:30 AM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help companies design their organization – the structure, the roles and responsibilities, as well as how they compensate, develop and motivate their people.  As importantly, we help organizations select and hire the talent they need to execute their strategy.  Our approximately 7,000 colleagues serve clients in more than 50 countries.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, tax accounting effects of the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, seasonality, risks related to the integration of recently acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

◾	Adjusted net income attributable to Korn/Ferry International, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs, separation costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

◾	Adjusted basic and diluted earnings per share, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs, separation costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

◾	Constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

◾	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

◾	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs, separation costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition and Adjusted EBITDA margin; and

◾	Adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year after acquisition if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) the tax impact associated with the Tax Act, 2) costs we incurred to acquire and integrate the Legacy Hay acquisition, 3) charges we incurred to restructure the combined company due to the acquisition of Legacy Hay, 4) separation costs, 5) debt issuance costs written-off upon replacement of our credit facility and 6) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended April 30		Year Ended April 30
	2018	2017	2018	2017
	(unaudited)
Fee revenue	$475,364	$406,065	$1,767,217	$1,565,521
Reimbursed out-of-pocket engagement expenses	13,000	13,522	52,302	56,148

Total revenue	488,364	419,587	1,819,519	1,621,669

Compensation and benefits	317,871	275,493	1,203,619	1,071,507
General and administrative expenses	62,010	59,938	237,390	226,232
Reimbursed expenses	13,000	13,522	52,302	56,148
Cost of services	20,495	19,231	73,658	71,482
Depreciation and amortization	11,707	12,290	48,588	47,260
Restructuring charges, net	—	6,279	78	34,600

Total operating expenses	425,083	386,753	1,615,635	1,507,229

Operating income	63,281	32,834	203,884	114,440
Other (loss) income, net	(3,322)	4,240	11,525	11,820
Interest expense, net	(1,772)	(2,052)	(9,676)	(10,251)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	58,187	35,022	205,733	116,009
Equity in earnings of unconsolidated subsidiaries	110	112	297	333
Income tax provision	15,988	7,398	70,133	29,104

Net income	42,309	27,736	135,897	87,238
Net income attributable to noncontrolling interest	(1,149)	(812)	(2,118)	(3,057)

Net income attributable to Korn/Ferry International	$41,160	$26,924	$133,779	$84,181

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.74	$0.48	$2.39	$1.48

Diluted	$0.73	$0.47	$2.35	$1.47

Weighted-average common shares outstanding:
Basic	55,266	55,845	55,426	56,205

Diluted	56,147	56,571	56,254	56,900

Cash dividends declared per share:	$0.10	$0.10	$0.40	$0.40

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2018		2017	% Change	2018		2017	% Change
Fee Revenue:
Executive search:
North America	$112,005		$97,264	15.2%	$408,098		$356,625	14.4%
EMEA	45,476		37,210	22.2%	173,725		146,506	18.6%
Asia Pacific	24,612		20,061	22.7%	96,595		80,169	20.5%
Latin America	8,576		7,731	10.9%	30,624		34,376	(10.9%)

Total executive search	190,669		162,266	17.5%	709,042		617,676	14.8%
Hay Group	207,551		185,100	12.1%	785,013		724,186	8.4%
Futurestep	77,144		58,699	31.4%	273,162		223,659	22.1%

Total fee revenue	475,364		406,065	17.1%	1,767,217		1,565,521	12.9%
Reimbursed out-of-pocket engagement expenses	13,000		13,522	(3.9%)	52,302		56,148	(6.8%)

Total revenue	$488,364		$419,587	16.4%	$1,819,519		$1,621,669	12.2%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive search:
North America	$33,784	30.2%	$21,092	21.7%	$100,037	24.5%	$81,550	22.9%
EMEA	6,419	14.1%	6,805	18.3%	26,768	15.4%	27,854	19.0%
Asia Pacific	5,614	22.8%	2,364	11.8%	18,425	19.1%	8,580	10.7%
Latin America	1,061	12.4%	302	3.9%	4,022	13.1%	6,268	18.2%

Total executive search	46,878	24.6%	30,563	18.8%	149,252	21.0%	124,252	20.1%
Hay Group	28,407	13.7%	16,114	8.7%	100,939	12.9%	47,302	6.5%
Futurestep	11,661	15.1%	8,137	13.9%	39,363	14.4%	29,986	13.4%
Corporate	(23,665)		(21,980)		(85,670)		(87,100)

Total operating income	$63,281	13.3%	$32,834	8.1%	$203,884	11.5%	$114,440	7.3%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30 2018	April 30, 2017
ASSETS
Cash and cash equivalents	$520,848	$410,882
Marketable securities	14,293	4,363
Receivables due from clients, net of allowance for doubtful accounts of $17,845 and $15,455 at April 30, 2018 and 2017, respectively	384,996	345,314
Income taxes and other receivables	29,089	31,573
Prepaid expenses and other assets	65,033	51,542

Total current assets	1,014,259	843,674

Marketable securities, non-current	122,792	115,574
Property and equipment, net	119,901	109,567
Cash surrender value of company owned life insurance policies, net of loans	120,087	113,067
Deferred income taxes	25,520	20,175
Goodwill	584,222	576,865
Intangible assets, net	203,216	217,319
Investments and other assets	97,917	66,657

Total assets	$2,287,914	$2,062,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$35,196	$37,481
Income taxes payable	23,034	4,526
Compensation and benefits payable	304,980	248,354
Term loan	24,911	19,754
Other accrued liabilities	170,339	148,464

Total current liabilities	558,460	458,579

Deferred compensation and other retirement plans	227,729	219,905
Term loan, non-current	211,311	236,222
Deferred tax liabilities	9,105	7,014
Other liabilities	61,694	54,130

Total liabilities	1,068,299	975,850

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 71,631 and 70,811 shares issued and 56,517 and 56,938 shares outstanding at April 30, 2018 and 2017, respectively	683,942	692,527
Retained earnings	572,800	461,976
Accumulated other comprehensive loss, net	(40,135)	(71,064)

Total Korn/Ferry International stockholders’ equity	1,216,607	1,083,439
Noncontrolling interest	3,008	3,609

Total stockholders’ equity	1,219,615	1,087,048

Total liabilities and stockholders’ equity	$2,287,914	$2,062,898

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended April 30		Year Ended April 30
	2018	2017	2018	2017
	(unaudited)
Fee revenue	$475,364	$406,065	$1,767,217	$1,565,521
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535

Adjusted fee revenue	$475,364	$406,065	$1,767,217	$1,569,056

Operating income	$63,281	$32,834	$203,884	$114,440
Depreciation and amortization	11,707	12,290	48,588	47,260
Other (loss) income, net	(3,322)	4,240	11,525	11,820
Equity in earnings of unconsolidated subsidiaries, net	110	112	297	333

EBITDA	71,776	49,476	264,294	173,853
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535
Restructuring charges, net (2)	—	6,279	78	34,600
Integration/acquisition costs (3)	2,776	3,702	9,430	22,379
Separation costs (4)	—	609	—	609

Adjusted EBITDA	$74,552	$60,066	$273,802	$234,976

Operating margin	13.3%	8.1%	11.5%	7.3%
Depreciation and amortization	2.5%	3.0%	2.8%	3.0%
Other (loss) income, net	(0.7% )	1.1%	0.7%	0.8%
Equity in earnings of unconsolidated subsidiaries, net	—	—	—	—

EBITDA margin	15.1%	12.2%	15.0%	11.1%
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.2%
Restructuring charges, net (2)	—	1.5%	—	2.2%
Integration/acquisition costs (3)	0.6%	0.9%	0.5%	1.4%
Separation costs (4)	—	0.2%	—	0.1%

Adjusted EBITDA margin	15.7%	14.8%	15.5%	15.0%

Net income attributable to Korn/Ferry International	$41,160	$26,924	$133,779	$84,181
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535
Restructuring charges, net (2)	—	6,279	78	34,600
Integration/acquisition costs (3)	2,776	3,702	9,430	22,379
Separation costs (4)	—	609	—	609
Write-off of debt issuance costs (5)	—	—	—	954
Tax effect on the above items (6)	(541)	(2,364)	(2,314)	(17,438)
Impact of Tax Act (7)	2,237	—	13,582	—

Adjusted net income attributable to Korn/Ferry International	$45,632	$35,150	$154,555	$128,820

Basic earnings per common share	$0.74	$0.48	$2.39	$1.48
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.06
Restructuring charges, net (2)	—	0.10	—	0.61
Integration/acquisition costs (3)	0.05	0.07	0.17	0.40
Separation costs (4)	—	0.01	—	0.01
Write-off of debt issuance costs (5)	—	—	—	0.02
Tax effect on the above items (6)	(0.01)	(0.04)	(0.04)	(0.31)
Impact of Tax Act (7)	0.04	—	0.24	—

Adjusted basic earnings per share	$0.82	$0.62	$2.76	$2.27

Diluted earnings per common share	$0.73	$0.47	$2.35	$1.47
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.06
Restructuring charges, net (2)	—	0.10	—	0.60
Integration/acquisition costs (3)	0.05	0.07	0.17	0.39
Separation costs (4)	—	0.01	—	0.01
Write-off of debt issuance costs (5)	—	—	—	0.02
Tax effect on the above items (6)	(0.01)	(0.03)	(0.04)	(0.31)
Impact of Tax Act (7)	0.03	—	0.24	—

Adjusted diluted earnings per share	$0.80	$0.62	$2.72	$2.24

Explanation of Non-GAAP Adjustments

(1)	This represents the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment for the year-ended April 30, 2017. Management no longer has adjusted fee revenue after Q1 FY’17.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Certain senior management separation charges.
(5)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(6)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring charges, net, integration/acquisition costs, separation costs and write-off of debt issuance cost.
(7)	The tax impact due to provisional tax charge recorded as a result of the Tax Act.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended April 30, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$112,005	$45,476	$24,612	$8,576	$190,669	$207,551	$77,144	$—	$475,364
Total revenue	$115,394	$46,340	$25,053	$8,603	$195,390	$211,912	$81,062	$—	$488,364

Net income attributable to Korn/Ferry International									$41,160
Net income attributable to noncontrolling interest									1,149
Other loss, net									3,322
Interest expense, net									1,772
Equity in earnings of unconsolidated subsidiaries, net									(110)
Income tax provision									15,988

Operating income (loss)	$33,784	$6,419	$5,614	$1,061	$46,878	$28,407	$11,661	$(23,665)	63,281
Depreciation and amortization	1,007	344	356	124	1,831	7,417	741	1,718	11,707
Other (loss) income, net	(312)	32	(11)	82	(209)	140	142	(3,395)	(3,322)
Equity in earnings of unconsolidated subsidiaries, net	110	—	—	—	110	—	—	—	110

EBITDA	34,589	6,795	5,959	1,267	48,610	35,964	12,544	(25,342)	71,776

EBITDA margin	30.9%	14.9%	24.2%	14.8%	25.5%	17.3%	16.3%		15.1%

Integration/acquisition costs	—	—	—	—	—	2,696	—	80	2,776

Adjusted EBITDA	$34,589	$6,795	$5,959	$1,267	$48,610	$38,660	$12,544	$(25,262)	$74,552

Adjusted EBITDA margin	30.9%	14.9%	24.2%	14.8%	25.5%	18.6%	16.3%		15.7%

	Three Months Ended April 30, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$97,264	$37,210	$20,061	$7,731	$162,266	$185,100	$58,699	$—	$406,065
Total revenue	$100,501	$38,392	$20,299	$7,767	$166,959	$188,711	$63,917	$—	$419,587

Net income attributable to Korn/Ferry International									$26,924
Net income attributable to noncontrolling interest									812
Other income, net									(4,240)
Interest expense, net									2,052
Equity in earnings of unconsolidated subsidiaries, net									(112)
Income tax provision									7,398

Operating income (loss)	$21,092	$6,805	$2,364	$302	$30,563	$16,114	$8,137	$(21,980)	32,834
Depreciation and amortization	996	364	303	216	1,879	8,160	737	1,514	12,290
Other income (loss), net	332	22	129	526	1,009	(5)	(87)	3,323	4,240
Equity in earnings of unconsolidated subsidiaries, net	112	—	—	—	112	—	—	—	112

EBITDA	22,532	7,191	2,796	1,044	33,563	24,269	8,787	(17,143)	49,476

EBITDA margin	23.2%	19.3%	13.9%	13.5%	20.7%	13.1%	15.0%		12.2%

Restructuring charges, net	13	501	(20)	104	598	5,656	21	4	6,279
Integration/acquisition costs	—	—	—	—	—	2,447	—	1,255	3,702
Separation costs	—	—	—	—	—	609	—	—	609

Adjusted EBITDA	$22,545	$7,692	$2,776	$1,148	$34,161	$32,981	$8,808	$(15,884)	$60,066

Adjusted EBITDA margin	23.2%	20.7%	13.8%	14.8%	21.1%	17.8%	15.0%		14.8%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

	Year Ended April 30, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$408,098	$173,725	$96,595	$30,624	$709,042	$785,013	$273,162	$—	$1,767,217
Total revenue	$421,260	$177,234	$98,062	$30,717	$727,273	$801,005	$291,241	$—	$1,819,519

Net income attributable to Korn/Ferry International									$133,779
Net income attributable to noncontrolling interest									2,118
Other income, net									(11,525)
Interest expense, net									9,676
Equity in earnings of unconsolidated subsidiaries, net									(297)
Income tax provision									70,133

Operating income (loss)	$100,037	$26,768	$18,425	$4,022	$149,252	$100,939	$39,363	$(85,670)	203,884
Depreciation and amortization	3,930	1,689	1,408	455	7,482	31,527	3,054	6,525	48,588
Other income, net	845	168	373	181	1,567	599	152	9,207	11,525
Equity in earnings of unconsolidated subsidiaries, net	297	—	—	—	297	—	—	—	297

EBITDA	105,109	28,625	20,206	4,658	158,598	133,065	42,569	(69,938)	264,294

EBITDA margin	25.8%	16.5%	20.9%	15.2%	22.4%	17.0%	15.6%		15.0%

Restructuring charges (recoveries), net	—	—	313	—	313	(241)	6	—	78
Integration/acquisition costs	—	—	—	—	—	9,151	—	279	9,430

Adjusted EBITDA	$105,109	$28,625	$20,519	$4,658	$158,911	$141,975	$42,575	$(69,659)	$273,802

Adjusted EBITDA margin	25.8%	16.5%	21.2%	15.2%	22.4%	18.1%	15.6%		15.5%

	Year Ended April 30, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$356,625	$146,506	$80,169	$34,376	$617,676	$724,186	$223,659	$—	$1,565,521
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$356,625	$146,506	$80,169	$34,376	$617,676	$727,721	$223,659	$—	$1,569,056

Total revenue	$369,803	$150,113	$81,744	$34,533	$636,193	$741,533	$243,943	$—	$1,621,669

Net income attributable to Korn/Ferry International									$84,181
Net income attributable to noncontrolling interest									3,057
Other income, net									(11,820)
Interest expense, net									10,251
Equity in earnings of unconsolidated subsidiaries, net									(333)
Income tax provision									29,104

Operating income (loss)	$81,550	$27,854	$8,580	$6,268	$124,252	$47,302	$29,986	$(87,100)	114,440
Depreciation and amortization	3,812	1,030	1,060	483	6,385	32,262	2,818	5,795	47,260
Other income (loss), net	844	(15)	300	684	1,813	341	(91)	9,757	11,820
Equity in earnings of unconsolidated subsidiaries, net	333	—	—	—	333	—	—	—	333

EBITDA	86,539	28,869	9,940	7,435	132,783	79,905	32,713	(71,548)	173,853

EBITDA margin	24.3%	19.7%	12.4%	21.6%	21.5%	11.0%	14.6%		11.1%

Restructuring charges, net	1,719	629	1,495	773	4,616	29,663	101	220	34,600
Integration/acquisition costs	—	—	—	—	—	14,440	—	7,939	22,379
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535
Separation Costs	—	—	—	—	—	609	—	—	609

Adjusted EBITDA	$88,258	$29,498	$11,435	$8,208	$137,399	$128,152	$32,814	$(63,389)	$234,976

Adjusted EBITDA margin	24.7%	20.1%	14.3%	23.9%	22.2%	17.6%	14.7%		15.0%